UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM-8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 6, 2005

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive

Marlborough, Massachusetts

01752

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 323-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                    Entry into a Material Definitive Agreement.

On April 6, 2005, 3Com Corporation (the “Company”) entered into an offer letter with James M. Fieger (the “Offer Letter”), pursuant to which Mr. Fieger has agreed to serve as the Company’s Senior Vice President, Worldwide Sales. The Offer Letter provides that, among other things, Mr. Fieger shall: (i) receive an initial annual salary of $400,000; (ii) be eligible to participate in the Company’s 3Bonus Plan, with a target bonus of 75% of his base salary; (iii) be awarded a stock option to purchase 500,000 shares of the Company’s common stock, such option to have an exercise price equal to the closing price of the Company’s common stock on the first day of employment, and to vest in four equal annual installments beginning on the first anniversary of the date of grant; (iv) be awarded 100,000 restricted shares of the Company’s common stock which will vest in four equal annual installments beginning on the first anniversary of the date of grant; (v) be paid a hiring bonus of $50,000 in cash and 14,000 shares of the Company’s common stock, which will vest in two equal annual installments beginning on the first anniversary of the date of grant; and (vi) receive reimbursement for relocation expenses up to $150,000, provided that the Company will reimburse Mr. Fieger for 50% of any relocation expenses which exceed $150,000 but are less than $175,000.  The Offer Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary description of the Offer Letter is qualified in its entirety by reference to the Offer Letter.

In addition to the Letter Agreement, the Company entered into a Management Retention Agreement with Mr. Fieger, dated April 7, 2005 (the “Management Retention Agreement”) that is similar in form to the Management Retention Agreements the Company has entered into with other executive officers of the Company.  Pursuant to the terms of the Management Retention Agreement, following a qualifying event involving a change of control and upon the signing of a complete release of all claims, Mr. Fieger will receive (i) a lump sum payment equal to 100% of his annual compensation, (ii) continued coverage of employee benefits until the earlier of two years from the date of termination or when he receives comparable benefits from another employer, (iii) a bonus payment equal to the pro-rata share of his annual target bonus, (iv) full accelerated vesting of all equity compensation and (v) a one-year post termination exercise period on his stock options and any stock appreciation rights.  A qualifying event will occur, and Mr. Fieger will be entitled to receive the foregoing benefits, if his employment is terminated without cause within three months prior to or twelve months following a change of control or if he voluntarily terminates his employment for good reason during such time period.  “Good Reason” under the Management Retention Agreement includes material reductions in duties, title, authority or responsibility, reduction of base salary, material reduction in aggregate level of employee benefits, relocation or constructive termination.  The Management Retention Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing summary description of the Management Retention Agreement is qualified in its entirety by reference to the Management Retention Agreement.

Because Mr. Fieger is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, he is eligible to participate in the Company’s Amended and Restated Section 16 Officer Severance Plan.  In the event that an executive officer’s employment is terminated by the Company without cause, or by the executive officer for good reason, the Amended and Restated Section 16 Officer Severance Plan provides for (i) severance equal to one year’s base salary and target bonus, (ii) one year accelerated vesting of all outstanding options, (iii) COBRA benefits for a period of one year or, if earlier, until covered by another employer’s plans, (iv) extension of exercise period for all vested and unexercised options to a one-year period following termination and (v) continuation of term life insurance for one year, or, if earlier, until covered by another employer’s plan.  The Amended and Restated Section 16 Officer Severance Plan is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing summary description of the Amended and Restated Section 16 Officer Severance Plan is qualified in its entirety by reference to the Amended and Restated Section 16 Officer Severance Plan.

The Company issued a press release on April 6, 2005, announcing the appointment of Mr. Fieger as the Company’s Senior Vice President, Worldwide Sales, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01             Financial Statements and Exhibits

(c)           Exhibits

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
10.1	Offer Letter dated April 6, 2005 between 3Com Corporation and James M. Fieger. *					X
10.2	Management Retention Agreement dated April 7, 2005 between 3Com Corporation and James M. Fieger. *					X
10.3	3Com Section 16 Officer Severance Plan *	10-K	0-12867	10.8	08/09/2004
99.1	Press Release dated April 6, 2005 titled “3Com Corporation Names James M. Fieger to Lead Worldwide Sales Organization”.					X

*  Indicates a management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: April 12, 2005	By:	/s/ Neal D. Goldman
Neal D. Goldman Senior Vice President, Management Services, General Counsel and Secretary

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
10.1	Offer Letter dated April 6, 2005 between 3Com Corporation and James M. Fieger. *					X
10.2	Management Retention Agreement dated April 7, 2005 between 3Com Corporation and James M. Fieger. *					X
10.3	3Com Section 16 Officer Severance Plan *	10-K	0-12867	10.8	08/09/2004
99.1	Press Release dated April 6, 2005 titled “3Com Corporation Names James M. Fieger to Lead Worldwide Sales Organization”.					X

*  Indicates a management contract or compensatory plan.